UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2008

Web2 Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-29462	13-412764
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 West Lucerne Circle Suite 600, Orlando, Florida 32801
(Address of Principal Executive Office) (Zip Code)

(407) 540-0452
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 6, 2008, Web2 Corp., a Delaware corporation (the “Company”), entered into a Settlement Agreement with WHWW Five, LLC (“Five”) pursuant to which certain claims and causes which had been asserted against the Company were settled by the issuance to Five of a convertible promissory note in the principal amount of $300,000.00. The note bears interest at the rate of 18% per annum from January 1, 2008, is payable on February 5, 2010, is unsecured and, at the option of the holder, is convertible into shares of common stock of the Company in increments over time at a conversion price of $0.02 per share.

On February 6, 2008, the Company issued to Daniel Bordui a convertible promissory note in the principal amount of $87,000.00 in full payment of certain advances made by Mr. Bordui to the Company in an identical amount. The note bears interest at the rate of 18% per annum from December 20, 2007, $547.00 of interest is payable monthly, and principal and unpaid interest is finally due and payable on February 5, 2009. The note is unsecured and, at the option of the holder, is convertible into shares of common stock of the Company at a conversion price of $0.02 per share at any time after August 6, 2008.

On February 6, 2008, the Company issued to William A. Mobley, Jr., the Chairman of the Board and Chief Executive Officer of the Company, a convertible promissory note in the principal amount of $114,000.00 in full payment of certain advances made by Mr. Mobley to the Company in an identical amount. The note bears interest at the rate of 18% per annum from December 20, 2007, is payable upon demand, is secured by a lien on all of the assets and properties of the Company, and, at the option of the holder, is convertible into shares of common stock of the Company at a conversion price of $0.02 per share at any time after August 6, 2008.

Item 3.02. Unregistered Sales of Equity Securities.

On February 6, 2008, the Company issued three convertible promissory notes as follows:

(a) The Company entered into a Settlement Agreement with Five pursuant to which certain claims and causes which had been asserted against the Company were settled by the issuance to Five of a convertible promissory note in the principal amount of $300,000.00. The note bears interest at the rate of 18% per annum from January 1, 2008, is payable on February 5, 2010, is unsecured and, at the option of the holder, is convertible into shares of common stock of the Company in increments over time at a conversion price of $0.02 per share.

(b) The Company issued to Daniel Bordui a convertible promissory note in the principal amount of $87,000.00 in full payment of certain advances made by Mr. Bordui to the Company in an identical amount. The note bears interest at the rate of 18% per annum from December 20, 2007, $547.00 of interest is payable monthly, and principal and unpaid interest is finally due and payable on February 5, 2009. The note is unsecured and, at the option of the holder, is convertible into shares of common stock of the Company at a conversion price of $0.02 per share at any time after August 6, 2008.

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(c) The Company issued to William A. Mobley, Jr., the Chairman of the Board and Chief Executive Officer of the Company, a convertible promissory note in the principal amount of $114,000.00 in full payment of certain advances made by Mr. Mobley to the Company in an identical amount. The note bears interest at the rate of 18% per annum from December 20, 2007, is payable upon demand, is secured by a lien on all of the assets and properties of the Company, and, at the option of the holder, is convertible into shares of common stock of the Company at a conversion price of $0.02 per share at any time after August 6, 2008.

All of the convertible promissory notes were issued pursuant to Section 4(2) of the Securities Act of 1933 based upon the limited number of offerees, their relationship to the Company, their status as accredited investors, the manner of the offering and the access or information provided to each such person so as to permit him or it adequate information about the Company so as to be able to make an informed investment decision. Each of the convertible promissory notes contains a legend restricting transferability under the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit

10.1	Settlement Agreement dated February 6, 2008 by and between Web2 Corp. and WHWW Five, LLC

10.2	Convertible Promissory Note dated February 6, 2008 in the principal amount of $300,000.00 made by Web2 Corp. to the order of WHWW Five, LLC

10.3	Convertible Promissory Note dated February 6, 2008 in the principal amount of $87,000.00 made by Web2 Corp. to the order of Daniel Bordui

10.4	Convertible Promissory Note dated February 6, 2008 in the principal amount of $114,000.00 made by Web2 Corp. to the order of William A. Mobley, Jr.

10.5	Security Agreement dated February 6, 2008 by and between Web2 Corp. and William A. Mobley, Jr.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Web2 Corp

By:	/s/ William A. Mobley, Jr.
William A. Mobley Chief Executive Officer

Date: February 19, 2008

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